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For Further Information:

MONTEREY PASTA COMPANY
1528 Moffett Street
Salinas, CA 93905
(408) 753-6262
CONTACT: Steve Brinkman, Chief Financial Officer
         Vince Guarino, Executive Assistant


COFFIN COMMUNICATION GROUP
15300 Ventura Boulevard, Suite 303
Sherman Oaks, CA 91403
(818) 789-0100
CONTACT: Sanjay Sabnani, Partner
         Bill Coffin, President


For Immediate Release

MONTEREY PASTA COMPANY ANNOUNCES REPURCHASE OF SHARES

     SALINAS, CA (March 5, 1998)--Monterey Pasta Company (NASDAQ:PSTA) announced today that it has repurchased 2,365,066 shares of its outstanding Common Stock from Clearwater Fund IV Ltd. for a purchase price of $2,690,263 or $1.1375 per share. The purchase price reflected a discount of 13.3% from the average of the closing prices for the last five trading days.

     Clearwater had acquired an aggregate of 4,108,108 shares of Monterey Pasta Common Stock in December of 1997 upon conversion of the previously outstanding Series A-1 Preferred Stock.

     The repurchase brings Monterey Pasta in compliance with NASDAQ listing rules which prohibit issuances in excess of 20% of shares outstanding if such shares are sold in a private placement at less than fair market value without stockholder approval.

     The Company had 15,206,259 common shares outstanding before the repurchase. The repurchase reduced common shares by 15.6%, leaving 12,841,193 outstanding after the transaction.




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